December 19, 2000


Darrell F. Eckstein
8 Van Gogh Way
Coto de Caza, CA 92679

Dear Darrell:

I am pleased to make you this offer to become the Vice President of Operations for Eclipse Surgical Technologies. You will report directly to me.

Your starting salary will be $225,000 per year, or $9,375 semi-monthly. You will have a target bonus equivalent to 30% of your salary, or $67,500 per annum. The bonus criteria will be established between the two of us, and will be a combination of company performance and your own personal performance. Naturally, if the company over-achieves its operating objectives, your bonus could exceed target.

You will receive 100,000 incentive stock options to be priced on the day that you begin your new responsibility. These options will vest over a three-year period. There will be a cliff vest after the first year: 33 1/3%, after the first 12 months, and then final 66 2/3%, 1/24th per month, over the final two years. Options will vest fully in the event of a change in control of Eclipse.

Instead of a relocation package, I will agree to pay you an additional $2,000 a month, grossed up for taxes, to be utilized for an apartment over a period of 24 months.

Naturally, you will qualify for all executive benefit programs. There is a package describing this attached for your review. The vacation allowance shall be 160 hours per year.

In the event of a change of control of Eclipse that results in termination of employment or termination without cause, salary will be paid as severance for six months.

I would like you to accept this offer and to report for duty as soon as possible, given my need to have you managing our operations and projects.

I feel very positive about the possibility of having you join our team. I know that you can have a great impact on the process of turning Eclipse into a profitable and successful medical company.

Thank you for your consideration of my offer.

Sincerely,

/s/ Michael Quinn
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Michael Quinn

Attachments




Acknowledged,


/s/ Darrell Eckstein
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Darrell Eckstein